COLUMBIA FUNDS SERIES TRUST II

AMENDMENT NO. 11 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust II (the “Trust”), dated January 20, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series or classes of Shares without authorization by vote of the Shareholders of the Trust.

WHEREAS, Section 6 of Article III of the Declaration of Trust authorizes the Trustees of the Trust to abolish and rescind the establishment and designation of Series or Class, either by amending the Declaration of Trust or by vote or written consent of a majority of the then Trustees.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Series Trust II, do hereby certify that we have authorized the renaming of Columbia Equity Value Fund to Columbia Global Equity Value Fund and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5 and Section 6, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Active Portfolios Multi-Manager Value Fund

Columbia Absolute Return Currency and Income Fund

Columbia Absolute Return Emerging Markets Macro Fund

Columbia Absolute Return Enhanced Multi-Strategy Fund

Columbia Absolute Return Multi-Strategy Fund

Columbia AMT-Free Tax-Exempt Bond Fund

Columbia Asia Pacific ex-Japan Fund

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Diversified Equity Income Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia European Equity Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Bond Fund

Columbia Global Equity Fund

Columbia Global Equity Value Fund

Columbia Global Infrastructure Fund

Columbia Global Opportunities Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Inflation Protected Securities Fund

Columbia Large Core Quantitative Fund

Columbia Large Growth Quantitative Fund

Columbia Large Value Quantitative Fund

Columbia Limited Duration Credit Fund

Columbia Marsico Flexible Capital Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Money Market Fund

Columbia Mortgage Opportunities Fund

Columbia Multi-Advisor Small Cap Value Fund

Columbia Select Large-Cap Value Fund

Columbia Select Smaller-Cap Value Fund

Columbia Seligman Communications and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia Small/Mid Cap Value Fund

Columbia U.S. Government Mortgage Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of September 15, 2014.

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 11 to the Agreement and Declaration of Trust on September 15, 2014.

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr. Stephen R. Lewis, Jr.

/s/ Edward J. Boudreau, Jr. Edward J. Boudreau, Jr.	/s/ Catherine James Paglia Catherine James Paglia

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Leroy C. Richie Leroy C. Richie

/s/ William P. Carmichael William P. Carmichael	/s/ Anthony M. Santomero Anthony M. Santomero

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Minor M. Shaw Minor M. Shaw

/s/ William A. Hawkins William A. Hawkins	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ R. Glenn Hilliard R. Glenn Hilliard	/s/ William F. Truscott William F. Truscott

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109